CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Technology Resources, Inc., a Florida corporation (the “Company”), on Form 10-Q for the quarterly period ending June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Cliff Walters, Chief Executive Officer and I, Seth Gambee, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Cliff Walters

Date: August 18, 2008

Cliff Walters

Chief Executive Officer

/s/ Seth Gambee________

Date: August 18, 2008

Seth Gambee

Chief Financial Officer